Exhibit 99.2

BioLife Solutions to Acquire Stirling Ultracold in an All-Stock Merger

Including Stirling, BioLife’s Q4 2020 Annualized Revenue Totals $115 Million

Mid to Long Term Adjusted EBITDA Margin Target of 30%

Stirling CEO Dusty Tenney to Join BioLife as President & COO

Conference Call Begins at 4:30 p.m. Eastern Time Today

BOTHELL, Wash. (March 22, 2021) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of class-defining bioproduction products and services for cell and gene therapies, today announced the signing of a definitive merger agreement to acquire Global Cooling, Inc., operating as Stirling Ultracold (“Stirling”), a privately held manufacturer of ultra-low temperature (“ULT”) mechanical freezers.

BioLife will issue 6,646,870 shares of common stock for 100% of the outstanding shares of Stirling in an all-stock transaction, which is expected to close early in the second quarter of 2021. With Stirling, BioLife believes that total GAAP revenue in 2021 will exceed $100 million and the transaction is expected to be accretive on an adjusted Net Income per share basis (Non-GAAP) in 2022 and beyond.

BioLife also announced 2020 revenue of $48.1 million, a 76% increase over 2019, driven by a 32% increase in biopreservation media revenue, combined with the impact of the results of the Company’s prior acquisitions. Stirling’s preliminary, unaudited, 2020 revenue was $39 million.

Mike Rice, BioLife Solutions CEO, remarked, “With this transaction, we continue to execute our M&A strategy to consolidate the bioproduction tools and services space by adding novel and disruptive technologies to our portfolio. This acquisition superbly complements our offering. Combining Stirling’s -20°C to -86°C freezer systems with our current liquid nitrogen (“LN2”) freezers provides complete ULT coverage of cold-chain infrastructure critical for personalized medicine. Further, Stirling’s intellectual property portfolio of 80 patents fulfills our goal of acquiring novel and disruptive technologies that we can market to our cell and gene therapy customers, as well as to the broader biopharma industry. Demand for Stirling’s ULT freezers is significant, fueled by the storage requirements for COVID-19 vaccines. Our longer-term outlook for Stirling is bullish as the total addressable market for ULT freezers in the U.S. alone is estimated to reach nearly $800 million by 2027.”1

Rice continued, “In conjunction with this transaction, Stirling CEO, Dusty Tenney, will join BioLife as president and chief operating officer. Dusty brings a stellar track record of executing scale-up initiatives in the life sciences industry to drive growth, having previously overseen an increase in annual revenue from $65 million to $330 million in five years as president of the life sciences division of Brooks Automation. We are delighted to welcome Dusty and the entire Stirling team to BioLife.”

1 Ultra-low Temperature Freezer Market Size, Share & COVID-19 Impact Analysis, By Type (Chest and Upright), By Capacity (Less than 300 Liters, 301-500 Liters, 501-700 Liters, 701-900 Liters and More than 900 Liters), By Application (Bio Banks & Hospitals, Academic & Research Laboratories and Others) and Regional Forecast, 2020-2027.

https://www.fortunebusinessinsights.com/ultra-low-temperature-freezer-market-104479

Dusty Tenney, CEO of Stirling Ultracold, commented, “BioLife Solutions has assembled an impressive, integrated suite of consumables, equipment, biorepositories, informatics and services to address the growing cell and gene therapy space. As such, Stirling shareholders and our 150 employees will immediately benefit from the breadth and scale of technologies and customers as part of BioLife. Mike Rice and the senior leadership at BioLife have established a well-run company underpinned by an extraordinary company culture that supports both business and personal growth. I’m looking forward to the close of this merger and joining BioLife as president and COO and contributing to the continued success of the company.”

Benefits of the Transaction

Entry into the high-growth ULT -20°C to -86°C freezer market

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Stirling is uniquely positioned with a portfolio of mechanical freezers utilizing the proprietary Stirling engine, that completely spans the non-liquid nitrogen storage temperature range for frozen biologics, including vaccines. Combined with BioLife’s current Custom Biogenic Systems (“CBS”) LN2 freezers, we can now offer customers the broadest portfolio of freezers for temperature-sensitive materials.

●	Stirling has partnered with UPS and other logistics providers to supply ULT freezers and accessories for distribution and point of care storage of COVID-19 vaccines.

Cross-selling opportunities

●	BioLife intends to fully leverage its extensive relationships with leading cell and gene therapy companies to drive sales of Stirling freezers.
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BioLife also envisions opportunities to market to Stirling’s customers by offering BioLife's full portfolio of bioproduction tools and services including CryoStor® and HypoThermosol® biopreservation media, ThawSTAR® automated thawing products, the evo® cold chain management system, CBS LN2 freezers and SciSafe biologic storage services.

Vertical integration synergies

●	Lower capital costs by deploying Stirling freezers in SciSafe global biorepositories.
●	Potential to expand manufacturing capacity for Stirling freezers at BioLife’s CBS facilities.
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BioLife will expand the reach of the Stirling sales team and distributors to provide access to the entire BioLife bioproduction tools and services portfolio offered to the cell and gene therapy and biopharma markets.

Financial Impact of the Stirling Acquisition

BioLife expects the acquisition of Stirling to impact the Company's financial performance as follows:

●	2021 revenue contribution is expected to be approximately $35 – $37 million depending on the actual closing date of the transaction, which is currently expected to occur on or before May 1.
●	Stirling’s historical gross margins are in the low 30% range. Identified margin expansion opportunities are expected to drive Stirling’s gross margins into the mid to high 40% range in the mid-term.
●	The transaction is expected to be accretive on an adjusted Net Income per share basis (Non-GAAP) in 2022 and beyond.

Roderick de Greef, BioLife’s chief financial and operating officer, remarked, “The combined companies annualized revenue run rate is approximately $115 million, based on our revenue in the fourth quarter of 2020 of $14.7 million, and Stirling’s unaudited revenue for the fourth quarter of 2020 of $14 million, While we expect to see some near-term margin dilution as a result of the transaction, however, we anticipate the combined entity will achieve our targeted adjusted EBITDA margin range of 30% in the mid to longer term.”

Following the close of this transaction, BioLife intends to keep the Stirling Ultracold brand and to maintain its existing staff and facilities in Athens, Ohio.

Conference Call & Webcast

BioLife and Stirling management will host a conference call to discuss this announcement and answer questions at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today.

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you may access the live conference call by dialing 1 (844) 825-0512 or international callers 1 (315) 625-6880 with the following Conference ID: 7158827. A webcast replay will be available approximately two hours after the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About Stirling Ultracold

Stirling Ultracold, a division of Global Cooling, Inc., manufactures and sells environmentally sustainable ultra-low temperature (ULT) freezers for the global market from its headquarters in Athens, Ohio. Powered by the free-piston Stirling engine, and the first in the U.S. to use 100 percent natural refrigerants, these upright and undercounter ULT freezers use less than one-third the electric power of standard compressor-based ULT freezers, as validated by the industry’s first ENERGY STAR® partnership for ULT freezers. The company also produces the industry’s only portable ULT solution available for remote clinical trials and biologic drug delivery. For more information, please call (740) 274-7900, or visit the company’s website, www.StirlingUltracold.com.

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining cell and gene therapy bioproduction tools and services. Our tools portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, Custom Biogenic Systems high capacity storage freezers and SciSafe biologic storage services. For more information, please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward-Looking Statements

Except for historical information contained herein, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following the closing of its acquisition of Global Cooling, the expected synergies between the company and Global Cooling, the company’s ability to realize all or any of the anticipated benefits associated with the acquisition of Global Cooling, the company's ability to implement its business strategy and anticipated business and operations, including following the acquisition of Global Cooling, the potential utility of and market for the company's and Global Cooling's products and services, guidance for financial results for 2021 and 2022, including regarding Global Cooling's revenue, and potential revenue growth and market expansion, including with consideration to our acquisition of Global Cooling, its 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding the satisfaction or waiver of all closing conditions to the acquisition of Global Cooling, the risk that the acquisition may not be completed on the terms or in the time frame expected by the company, unexpected costs, charges or expenses resulting from the acquisition of Global Cooling unexpected costs, charges or expenses resulting (or from the company’s 2019 and 2020 acquisitions), market adoption of the company’s products (including the company’s recently acquired products and the products of Global Cooling, if acquired); the ability of the Global Cooling acquisition (or the company’s 2019 and 2020 acquisitions) to be accretive on the company’s financial results; the ability of the company to continue to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; the impact of the COVID-19 pandemic; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following projected non-GAAP measures of financial performance are included in this release: adjusted EBITDA margin which is adjusted EBITDA (defined by GAAP net income/(loss) adjusting for interest expense/(income), income taxes, depreciation, intangible asset amortization, share-based compensation, acquisition costs, inventory step-up charges, loss on disposal of assets, change in fair value of contingent consideration, change in fair value of investments and change in fair value of warrant liability) divided by GAAP revenue; and adjusted Net Income per share which is defined by GAAP Net income/loss per share – diluted adjusted for on a per share basis: inventory step-up charges, acquisition costs, intangible asset amortization, change in fair value of contingent consideration, change in fair value of investments, change in fair value of warrants liability and income tax benefit. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
Roderick de Greef
Chief Financial Officer & Chief Operating Officer
(425) 686-6002
rdegreef@biolifesolutions.com

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